Exhibit 10.2

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT, dated as of                    , 2008 (the “Agreement”), by and among K Road Acquisition Corporation, a Delaware corporation (the “Company”), K Road Acquisition Holdings LLC (the “Sponsor”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated          , 2008 (“Underwriting Agreement”), with Credit Suisse Securities (USA) LLC (the “Underwriter”), as the underwriter, pursuant to which, among other matters, the Underwriter has agreed to purchase up to 30,000,000 units (the “Units”) (not including the over-allotment option (the “Underwriter’s Over-allotment Option”) granted to the Underwriter), of the Company’s Units.  Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”), all as more fully described in the Company’s Registration Statement on Form S-1 (File No. 333-149021) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on                       , 2008 (the “Effective Date”);

WHEREAS, the Sponsor has agreed as a condition of the Underwriter’s obligation pursuant to the Underwriting Agreement to deposit all of its shares of Common Stock of the Company, as set forth opposite its name in Exhibit A hereto (the “Escrow Shares”), in escrow as hereinafter provided;

WHEREAS, the Company entered into a Warrant Subscription Agreement with the Sponsor, dated                    , 2008 (the “Subscription Agreement”), pursuant to which the Sponsor has agreed to purchase 7,750,000 warrants (the “Insider Warrants”) in a private placement transaction;

WHEREAS, the Sponsor has agreed to deposit the Insider Warrants (collectively with the Escrow Shares, the “Escrow Securities”), with the Escrow Agent, as hereinafter provided; and

WHEREAS, the Company and the Sponsor desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Appointment of Escrow Agent.  The Company and the Sponsor hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.                                       Deposit of Escrow Securities.  On or before the Effective Date, the Sponsor shall deliver to the Escrow Agent certificates representing the Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement.  The Sponsor acknowledges and agrees that the certificates representing the Escrow Securities are legended to reflect the deposit of such Escrow Securities under this Agreement.

3.                                       Disbursement of the Escrow Securities.  The Escrow Agent shall hold the Escrow Securities until the termination of their respective Escrow Period (as defined below).  In the case of the Insider Warrants, the “Escrow Period” shall be the period beginning on the Effective Date and ending one day following the consummation of the Business Combination as defined in the Amended and Restated Certificate of Incorporation of the Corporation (“Business Combination”).  In the case of the

Escrow Shares, the Escrow Period shall be the period beginning on the Effective Date and ending on the date that is one year following consummation of a Business Combination.  On the termination date of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from the Sponsor, disburse the Escrow Securities to the Sponsor; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided, further, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is being consummated, release the Escrow Shares to the Sponsor so that it can similarly participate.  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.                                       Rights of Sponsor in Escrow Securities.

4.1                                 Voting Rights as a Stockholder.  Subject to the terms of the Insider Letter described in Section 4.4 hereof, and except as herein provided, the Sponsor shall retain all of its rights as a stockholder of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares.

4.2                                 Dividends and Other Distributions in Respect of the Escrow Securities.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Sponsor, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3                                 Restrictions on Transfer.  During the applicable Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except for transfers (i) to officers or directors of the Company, (ii) to employees of the Sponsor or its affiliates (collectively with (i) (“K Road personnel”), (iii) to funds managed by the Sponsor or its affiliates or (iv) by any K Road personnel (a) by gift to a member of the immediate family of such K Road personnel or to a trust or other entity, the beneficiary of which is such K Road personnel or an immediate family member of such K Road personnel, (b) by virtue of the laws of descent and distribution upon the death of any such K Road personnel, (c) pursuant to a qualified domestic relations order, or (d) to any person or entity controlling, controlled by, or under common control with, the Sponsor or any K Road personnel (each person in clauses (i) — (iv) a “permitted transferee”); in each case on the condition, that prior to such sale, transfer or other disposition, each permitted transferee agrees in writing to be bound by the terms of this Agreement, the Subscription Agreement and Insider Letter (as hereinafter defined), except for the indemnification provisions contained therein.  The trustee is authorized to amend Exhibit A to reflect any such transfer to a permitted transferee.

4.4                                 Insider Letter.  The Sponsor has executed a letter agreement with the Company, in connection with Escrow Securities, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of the Sponsor in certain events, including, but not limited to, the liquidation of the Company.

5.                                       Concerning the Escrow Agent.

5.1                                 Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2                                 Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3                                 Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto.  The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel and agents’ fees and disbursements and all taxes or other governmental charges.

5.4                                 Further Assurances.  From time to time, on and after the date hereof, the Company and the Sponsor shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5                                 Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Underwriter, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Securities held hereunder.  If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6                                 Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and the Sponsor, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7                                 Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8                                 Waiver.  The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

5.9                                 Standard of Care.  The Escrow Agent shall be obligated to perform only the duties, responsibilities or obligations as Escrow Agent expressly set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and the Escrow Agent shall under no circumstances be deemed to be a fiduciary to any party hereto or any other person.

6.                                       Miscellaneous.

6.1                                 Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2.                              Third Party Beneficiaries.  The Sponsor hereby acknowledges that the Underwriter is a third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, delayed or denied.

6.3.                              Entire Agreement.  This Agreement together with the Insider Letters and the Warrant Agreement as referenced herein contain the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and by the Underwriter.

6.4.                              Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5.                              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6.                              Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

K Road Acquisition Corporation

330 Madison Avenue, 25th Floor

New York, NY 10017

Attn: William V. Kriegel

Fax: (212) 351-0530

If to the Sponsor, to his or her address set forth in Exhibit A;

And if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: [Frank DiPaolo]

Fax: (212) 509-5150

A copy of any notice sent hereunder shall be sent to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, NY 10017

Attn: Douglas S. Ellenoff, Esq.

Fax: (212) 370-7889

and:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn:  Gregg A. Noel, Esq.

Fax:  (213) 687-5600

and:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attn:  LCD-IBD

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7.                              Liquidation of Company.  The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Amended and Restated Certificate of Incorporation of the Company.

6.8.                              Counterparts.  This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Securities Escrow Agreement as of the date first written above.

K ROAD ACQUISITION CORPORATION

By:
William V. Kriegel Chairman, Chief Executive Officer and President

K ROAD ACQUISITION HOLDINGS LLC

By:
William V. Kriegel Managing Member

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

	Address	Number of Escrow Shares		Number of Insider Warrants
K Road Acquisition Holdings, LLC	330 Madison Avenue, New York, New York 10017	8,625,000	(1)	7,750,000

(1)                                  Up to 1,125,000 of which shares are subject to forfeiture if the underwriter’s over-allotment option is not exercised in full

EXHIBIT B

Escrow Agent Fees

$                     annually for escrow agent fee

First year escrow agent fee to be paid at closing.